Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-168303) of Andatee China Marine Fuel Services Corporation of our report dated March 29, 2011 relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida
March 31, 2011